Exhibit A
JOINT FILING STATEMENT
We, the undersigned, hereby express our agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of EnteroMedics, Inc. is filed on behalf of each of the undersigned.
Date: March 6, 2009

INTERWEST PARTNERS IX, LP

			By:	InterWest Management Partners IX, LLC
its General Partner

By:	/s/ Harvey B. Cash		By:	/s/ W. Stephen Holmes

	Name:	Harvey B. Cash		Managing Director

By:	/s/ Bruce A. Cleveland		INTERWEST MANAGEMENT PARTNERS IX, LLC

	Name:	Bruce A. Cleveland
			By:	/s/ W. Stephen Holmes
By:	/s/ Christopher B. Ehrlich			Managing Director

	Name:	Christopher B. Ehrlich

By:	/s/ Karen A. Wilson

	Name:	Philip T. Gianos, by Karen A. Wilson, Power of Attorney

By:	/s/ Linda S. Grais

	Name:	Linda S. Grais

By:	/s/ W. Stephen Holmes

	Name:	W. Stephen Holmes

By:	/s/ Nina S. Kjellson

	Name:	Nina S. Kjellson

By:	/s/ Gilbert H. Kliman

	Name:	Gilbert H. Kliman

By:	/s/ Khaled A. Nasr

	Name:	Khaled A. Nasr

By:	/s/ Karen A. Wilson

	Name:	Arnold L. Oronsky, by Karen A. Wilson, Power of Attorney

By:	/s/ Douglas A. Pepper

	Name:	Douglas A. Pepper

By:	/s/ Thomas L. Rosch

	Name:	Thomas L. Rosch

By:	/s/ Michael B. Sweeney

	Name:	Michael B. Sweeney